EXHIBIT 99.1

• Press Release

For Immediate Release

Company contact: Robert W. Howard, Executive Vice President, Finance and Investor Relations, or William M. Crawford, Investor Relations, 303-293-9100

Bill Barrett Corporation Announces

Fourth Quarter and Year-End 2005 Results Conference Call

DENVER – February 15, 2006 – Bill Barrett Corporation (NYSE: BBG) will release its fourth quarter and full year 2005 financial and operating results after the market closes on Thursday, March 2, 2006. A conference call to discuss these results is scheduled for 4:30 p.m. EST (3:30 p.m. CST, 2:30 p.m. MST) on Thursday, March 2, 2006. The conference call details are:

Call-in Number:	800-344-0624 US/Canada
706-643-1890 International
Passcode:	4465883

Access to a live Internet broadcast will be available at www.billbarrettcorp.com by clicking on the link entitled “Webcasts.”

A webcast archive will be made available approximately one hour after the conference call. The web archive can be accessed at www.billbarrettcorp.com.

A telephonic replay also will be available approximately two hours after the call on Thursday, March 2, 2006 and will continue to be available through Monday, March 6, 2006. You may access this replay at:

Replay Number:	800-642-1687 US/Canada
706-645-9291 International
Passcode:	4465883

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, explores for and develops natural gas and oil in projects in nine basins and the overthrust belt in the U.S. Rocky Mountains. The Company trades publicly under the symbol BBG on the New York Stock Exchange. Additional information about the Company may be found on its web site www.billbarrettcorp.com .

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